Exhibit 10.5

THIRD AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

DATED AS OF

NOVEMBER 7, 2023

BY AND AMONG

AMNEAL GROUP (AS DEFINED HEREIN),

AMNEAL PHARMACEUTICALS LLC,

AMNEAL INTERMEDIATE INC.

AND

AMNEAL PHARMACEUTICALS, INC.

ii

TABLE OF CONTENTS

(continued)

ARTICLE VII MISCELLANEOUS		31
7.1	Corporate Power	31
7.2	[Reserved]	32
7.3	Governing Law; Consent to Jurisdiction	32
7.4	Waiver of Jury Trial	32
7.5	Notices	32
7.6	Severability	33
7.7	Entire Agreement	34
7.8	Assignment; No Third-Party Beneficiaries	34
7.9	Amendment; Waiver	34
7.10	Interpretations	34
7.11	Counterparts; Electronic Transmission of Signatures	35
7.12	Enforceable by the Conflicts Committee	35

EXHIBIT A	Form of Conflicts Committee Charter

iii

THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (as may be further amended from time to time in accordance with the terms hereof, this “Agreement”), is entered into as of November 7, 2023, by and among Amneal Pharmaceuticals, Inc., a Delaware corporation (formerly known as Amneal NewCo Inc.) (the “Company”), Amneal Intermediate Inc. (formerly known as Amneal Pharmaceuticals, Inc. and Atlas Holdings, Inc.), a Delaware corporation (“Old PubCo”), Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Opco”) and each other Person set forth on the signature pages hereto (collectively, the “Amneal Group” and individually each, an “Amneal Group Member”).

W I T N E S S E T H:

WHEREAS, Old PubCo, Opco, Impax Laboratories, Inc. and K2 Merger Sub Corporation entered into a Business Combination Agreement, dated October 17, 2017 (the “Business Combination Agreement”), pursuant to which the parties and their Affiliates entered into a series of transactions resulting in (i) the Amneal Group holding common units in Opco (which units were exchangeable into shares of Class A common stock of Old PubCo or shares of Class B-1 common stock of Old PubCo) and shares of Class B common stock of Old PubCo and (ii) Old PubCo holding common units in Opco;

WHEREAS, in connection with their ownership interests in Opco and Old PubCo, Opco, Old PubCo and the members of the Amneal Group entered into a Stockholders Agreement, dated October 17, 2017, as amended and restated pursuant to the Amended and Restated Stockholders Agreement, dated November 21, 2017 and the Second Amended and Restated Stockholders Agreement, dated December 16, 2017, as amended as of August 2, 2019 (the “Prior Agreement”), which set forth certain terms and conditions regarding their ownership interests in Old PubCo and Opco;

WHEREAS, the Company was incorporated as Amneal NewCo Inc., a Delaware corporation on October 23, 2023;

WHEREAS, the Company, Old PubCo, Opco and the Amneal Group entered into a Reorganization Agreement, dated as of November 7, 2023 (the “Reorganization Agreement”), pursuant to which the Parties entered into a series of transactions resulting in (i) the Amneal Group holding shares of Class A common stock of the Company (“Company Common Stock”), (ii) the Company holding all of the issued and outstanding shares of common stock of Old PubCo and (iii) the Company and Old PubCo holding all of the outstanding common units in Opco (collectively, the “Reorganization Transactions”);

WHEREAS, the Company and Old PubCo each filed an amendment to its respective certificate of incorporation with the Secretary of State of the State of Delaware on November 7, 2023, which amendments among other things, changed the name of the Company from “Amneal NewCo Inc.” to “Amneal Pharmaceuticals, Inc.” and changed the name of Old PubCo from “Amneal Pharmaceuticals, Inc.” to “Amneal Intermediate Inc.”; and

WHEREAS, as of the date hereof, the Amneal Group, Opco, Old PubCo and the Company desire to amend and restate the Prior Agreement and enter into this Agreement in order to, inter alia, (i) set forth certain of their rights, duties and obligations as a result of the Reorganization Transactions; (ii) provide for the management, operation and governance of the Company; and (iii) set forth restrictions on certain activities in respect of the Company Common Stock, corporate governance and other related corporate matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree that the Prior Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that no Amneal Group Member or any of its Affiliates (other than the Company and its Subsidiaries) shall be deemed to be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement, and neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any Amneal Group Member or any of its Subsidiaries (other than the Company and its Subsidiaries) for purposes of this Agreement. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise). For the avoidance of doubt, the Affiliates of the Amneal Group shall include each of Chirag Patel, Chintu Patel, Gautam Patel, Tushar Patel and Dipan Patel.

“Amneal Group Representative” means Padmesh Patel, or such other designee selected by Amneal Group Members holding a majority of the shares of Company Common Stock beneficially owned by Amneal Group; provided, however, that the Amneal Group Representative shall not be an employee of the Company Group or a Person controlled, directly or indirectly, by employees of the Company Group.

“Amneal Pharmaceuticals LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Operating Agreement of Opco, dated as of November 7, 2023, including all appendices, exhibits, schedules and annexes thereto, as amended, modified, supplemented or restated, from time to time, in accordance with the terms thereof.

“beneficially own” means, with respect to Company Common Stock, having the power to vote or direct the vote of shares of Company Common Stock. The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in the County of New York, New York are authorized or required by applicable Law to close.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

“Closing” has the meaning assigned to such term in the Reorganization Agreement.

“Company Board” means the board of directors of the Company.

“Company Group” means the Company, each Subsidiary of the Company from and after the Closing (in each case so long as such Subsidiary remains a Subsidiary of the Company) and each other Person that is controlled either directly or indirectly by the Company following the Closing (in each case for so long as such Person continues to be controlled either directly or indirectly by the Company).

“Company Independent Director” means each director of the Company who (i) is an Independent Director; (ii) is not an Amneal Designee; (iii) is not a current or former (x) member of the board of directors of any Amneal Group Member or any of its Affiliates or (y) officer or employee of any member of any Amneal Group Member or any of its Affiliates; (iv) does not have and has not had any other material relationship with any member of Amneal Group that a reasonable person would conclude could interfere with the exercise of independent judgment in carrying out director responsibilities; and (v) is designated by the Conflicts Committee as a Company Independent Director.

“Company Sale” means (a) a merger, share exchange, consolidation, recapitalization or similar transaction resulting, directly or indirectly, in more than 50% of the total number of shares of outstanding Company Common Stock being beneficially owned after such transaction by any Person or group of Persons other than the Amneal Group or (b) a sale of all or substantially all of the assets of the Company.

“Company Securities” means (i) the Company Common Stock, (ii) any preferred stock of the Company, (iii) any other common stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Company Common Stock or any other common or preferred stock issued by the Company.

“Compensation Committee” means the Compensation Committee of the Company Board.

“Conflicts Committee” means the Conflicts Committee of the Company Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Group” means Amneal Group or the Company Group, as the context requires.

“Independent Director” means a director who is independent under NYSE listing rules.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other Software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Nominating Committee” means the Nominating Committee of the Company Board.

“NYSE” means the New York Stock Exchange, or such other stock exchange or securities market on which shares of Company Common Stock are at any time listed or quoted.

“Other Stockholder” means a holder of Company Common Stock that is not an Amneal Group Member.

“Parties” means each Amneal Group Member, Old PubCo, Opco and the Company, and each a “Party”.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

“Pro Rata Portion” means, with respect to Amneal Group, on any issuance date for Company Securities, the number of Company Securities equal to the product of (i) the total number of Company Securities to be issued by the Company on such date and (ii) the fraction determined by dividing (x) the number of shares of Company Common Stock beneficially owned by Amneal Group immediately prior to such issuance by (y) the total number of shares of Company Common Stock outstanding immediately prior to such issuance.

“Registrable Shares” means, at any time, the shares of Company Common Stock that are beneficially owned by an Amneal Group Member, excluding any such shares of Company Common Stock that have, after the date hereof, been Transferred pursuant to a registration statement under, and in compliance with the requirements of, the Securities Act.

“Related Party Transaction” means any transaction between any member of the Company Group, on the one hand, and any Amneal Group Member, or any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any Amneal Group Member, on the other hand.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Software” means the object and source code versions of computer programs and associated documentation, training materials and configurations to use and modify such programs, including programmer, administrator, end user and other documentation.

“Stock Surrender Agreement” means, with respect to each Amneal Group Member, that certain Stock Surrender Agreement, dated as of November 7, 2023, by and among the Company and such Amneal Group Member.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; provided, however, that neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary of any Amneal Group Member or any of its Subsidiaries for purposes of this Agreement. For the avoidance of doubt, immediately following the Closing, Opco and Old PubCo shall be Subsidiaries of the Company.

“Tax” has the meaning ascribed thereto in the Transaction Agreement.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of May 4, 2018, and amended as of November 7, 2023, by and among the Company, Opco, Old PubCo and the Amneal Group, including all appendices, exhibits, schedules and annexes thereto, as may be further amended, modified, supplemented or restated, from time to time, in accordance with the terms thereof.

“Taxable Transaction” means any transaction (whether a merger, sale of assets, sale of securities, distribution, dividend, liquidation, dissolution, recapitalization, consolidation, reorganization, combination or other transaction) following the Closing which involves the Company or any of its Subsidiaries (including, for the avoidance of doubt, Amneal Pharmaceuticals LLC) and would reasonably be expected to result in the recognition of $40,000,000 or more of taxable income or gain for U.S. federal income tax purposes by the Amneal Group (other than any such transaction in which the consideration to be received by each Amneal Group Member in respect of its Company Common Stock consists solely of cash.

“TPG” means TPG Improv Holdings, L.P., a Delaware limited partnership.

“TRA Acceleration Event” means an early termination or acceleration pursuant to Section 4.1 of the Tax Receivable Agreement.

“Transaction Documents” means, collectively, (i) this Agreement; (ii) the Reorganization Agreement; (iii) the Tax Receivable Agreement and (iv) the Stock Surrender Agreement.

“Transfer” means, directly or indirectly (whether by merger, operation of law or otherwise), to sell, transfer, assign or otherwise dispose of or encumber (other than as security in connection with any bona fide loan or financing transaction) any direct or indirect economic, voting or other rights in or to any Company Common Stock, including by means of (i) the Transfer of an interest in a Person that directly or indirectly holds such Company Common Stock or (ii) a hedge, swap or other derivative.

“Trigger Date” means the first date on which Amneal Group ceases to beneficially own at least ten percent (10%) of the outstanding shares of the Company Common Stock.

“underwritten offering” means an offering in which Securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

1.2 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
Agreement	Preamble
Amneal Designee	3.2(a)
Amneal Directors	3.1(a)(i)
Amneal Group	Preamble
Amneal Group Member	Preamble
Blackout Period	5.2
Board Expansion Right	3.1(c)
Business Combination Agreement	Recitals
Claim Notice	5.9(a)
Claims	5.8(a)
Closing	Recitals
Company	Preamble
Company-Assisted PIPE Transaction	5.3(e)
Company Common Stock	Recitals
Conflicts Committee Charter	3.3(c)
Counsel	5.5(a)(i)
Demand Underwritten Offering	5.3(a)(i)
Effective Period	5.5(a)(iii)
Excluded Securities	4.3(a)
Exiting Amneal Director	3.1(d)
Indemnifying Party	5.10(a)
Issuance Notice	4.3(b)
Non-Amneal Directors	3.1(a)(ii)
Observer	3.1(c)
Old PubCo	Preamble
Opco	Preamble
Ownership Threshold	3.1(c)
Participating Amneal Member	5.3(a)
Piggyback Registration	5.4(a)

Term	Section
Piggyback Registration Notice	5.4(a)
Piggyback Registration Statement	5.4(a)
PIPE Transaction	4.1(b)(i)(C)
Prior Agreement	Recitals
Privilege	6.6
Qualifying Investor	3.1(c)
Reorganization Agreement	Recitals
Reorganization Transactions	Recitals
Required Amneal Group Member Information	5.6(a)
Rule 415 Limitation	6.1(a)
Shelf Registration Statement	5.1

ARTICLE II

TERM

2.1 Term and Termination. This Agreement is effective as of the Closing and shall terminate automatically on the Trigger Date. Notwithstanding the foregoing, (a) the provisions of Article VI (other than Section 6.1) and Article VII (other than Section 7.13) shall survive the termination of this Agreement and (b) the provisions of Article V shall survive the termination of this Agreement until the first (1st) anniversary of the Trigger Date. Notwithstanding the foregoing, in the event any Amneal Group Member assigns its rights and obligations under Article V to the purchaser of any Registrable Shares in connection with a PIPE Transaction, such purchaser’s rights under Article V shall survive for one (1) year following the date of such Transfer (provided, that such securities may be sold without restriction under Rule 144 at such time).

ARTICLE III

CORPORATE GOVERNANCE MATTERS

3.1 Board Composition.

(a) Subject to Section 3.1(c), until the Trigger Date, the Company Board shall consist of no more than thirteen (13) directors. Immediately following the Closing, the Company Board shall be comprised of (i) Emily Peterson Alva, Paul M. Meister, Ted Nark, Chintu Patel, Chirag Patel and Gautam Patel (collectively, with any of their successors designated in accordance with Section 3.2(a) and Section 3.2(b) hereof and any additional director designated by the Amneal Group Representative pursuant to Section 3.1(c), the “Amneal Directors”) and (ii) Deb Autor, J. Kevin Buchi, Jeffrey P. George, John J. Kiely, Jr. and Shlomo Yanai (collectively with their successors and any additional directors appointed or designated in accordance with Section 3.2(c) and Section 3.2(e), being referred to herein as the “Non-Amneal Directors”).

(b) Immediately following the Closing, and for so long as Amneal Group has beneficial ownership of more than fifty percent (50%) of the outstanding shares of the Company Common Stock, (i) the Non-Amneal Directors shall have the right to designate the lead Independent Director of the Company Board, and (ii) the Amneal Directors shall have the right to designate the Chairman or Co-Chairmen of the Company Board. Immediately following the Closing, the Chairman of the Board shall be Paul Meister.

(c) In the event that Amneal Group Transfers more than four percent (4%) of the outstanding shares of Company Common Stock to a Person or a group of Persons pursuant to a PIPE Transaction (such a Person or group of Persons, a “Qualifying Investor”) and, following such Transfer, Amneal Group continues to beneficially own more than fifty percent (50%) of the outstanding shares of the Company Common Stock, Amneal Group shall have a one-time right exercisable within one year following such transaction (the “Board Expansion Right”) to cause the Company to increase the size of the Company Board by two (2) directors and to fill the resulting vacancies with one new director designated by the Amneal Group Representative and one new director designated by such Qualifying Investor. To the extent requested by such Qualifying Investor, this Agreement shall be amended to provide such Qualifying Investor with the right to appoint a director to the Company Board for so long as such Qualifying Investor continues to beneficially own more than four percent (4%) of the outstanding shares of Company Common Stock (the “Ownership Threshold”). In addition to the foregoing, any Qualifying Investor may, for so long as it satisfies the Ownership Threshold and has not appointed a director to the Company Board, designate one (1) individual (an “Observer”) to attend all meetings of the Company Board and (subject to applicable listing requirements) any committee thereof in a non-voting, observer capacity subject to customary terms and conditions for a board observer; provided, however, that the Observer shall be reasonably acceptable to the Nominating Committee of the Company Board.

(d) In the event that Amneal Group Transfers more than five percent (5%) of the outstanding shares of Company Common Stock to a Qualifying Investor, and, immediately prior to or following such Transfer, Amneal Group beneficially owns less than fifty percent (50%) of the outstanding shares of the Company Common Stock (whether or not the Board Expansion Right pursuant to Section 3.1(c) has been exercised prior to such time), the Amneal Group Representative shall have a one-time right in connection with such transaction to cause the Company to replace any Exiting Amneal Director with a director designated by such Qualifying Investor. For purposes of this Section 3.1(d), an “Exiting Amneal Director” shall mean an Amneal Director that the Amneal Group Representative is no longer entitled to designate pursuant to Section 3.1(a) as a result of such Transfer. To the extent requested by such Qualifying Investor, this Agreement shall be amended to provide such Qualifying Investor with the right to appoint a director to the Company Board for so long as such Qualifying Investor continues to beneficially own more than five percent (5%) of the outstanding shares of Company Common Stock.

3.2 Director Nomination Rights.

(a) Until the Trigger Date and subject to Section 3.2(a)(ii), in connection with any annual or special meeting of the stockholders of the Company at which directors shall be elected, or any solicitation or submission of written consents having the same effect, the Nominating Committee shall nominate for election to the Company Board person(s) designated for nomination by the Amneal Group Representative (each person so designated, an “Amneal Designee”) in accordance with the following:

(i) if Amneal Group has beneficial ownership of more than fifty percent (50%) of the outstanding shares of the Company Common Stock, the Amneal Group Representative shall have the right to designate the lowest number of Amneal Designees that constitutes a majority of the total number of directors comprising the Company Board; and

(ii) if Amneal Group has beneficial ownership of ten percent (10%) or more, but not more than fifty percent (50%), of the outstanding shares of the Company Common Stock, the Amneal Group Representative shall have the right to designate a number of directors equal to the product of (x) the percentage of the shares of Company Common Stock beneficially owned by Amneal Group and (y) the total number of directors comprising the Company Board, rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) directors shall be rounded up to two (2) directors); provided, that such rounding shall not result in the Amneal Group Representative having the right to designate a majority of the total number of directors comprising the Company Board when Amneal Group beneficially owns 50% or less of the outstanding shares of the Company Common Stock.

(b) Until the Trigger Date, the Amneal Group Representative shall have full authority and ability to designate any Amneal Designees, and the Company Board shall approve the nomination of any Amneal Designee. Subject to the requirements of applicable Law, the Amneal Group Representative shall have the exclusive right to remove any Amneal Directors from the Company Board. In the event any Amneal Designee is intended to qualify as an Independent Director on the Company Board, the Amneal Group Representative shall consult in good faith with the Company Board and solicit its input prior to making such designation. The Amneal Group Representative shall not designate any person to be an Amneal Designee (nor shall any Qualifying Investor be entitled to designate any person to be a director) who is unqualified under any applicable Law to serve as a director on the Company Board. For the avoidance of doubt, current or former employment of any Amneal Designee with an Amneal Group Member or any of its Subsidiaries or service by any such Amneal Designee on the board of directors of an Amneal Group Member or any of its Subsidiaries shall not, by itself, disqualify such individual from serving on the Company Board as an Amneal Designee.

(c) Subject to Section 3.1(d), If at any time the number of Amneal Directors then serving on the Company Board is in excess of the number of Amneal Designees the Amneal Group Representative has the right to designate pursuant to Section 3.1(c) or Section 3.2(a), upon receipt of the written request of the Conflicts Committee, the Amneal Group Representative shall, and the Amneal Group shall take all actions reasonably necessary to cause a number of Amneal Directors equal to the excess to promptly tender his, her or their resignations from the Company Board (and from any committees or subcommittees thereof to which any such Amneal Director is then appointed or on which he or she is then serving) within sixty (60) days of such request; provided, however, that, if within such sixty (60) day period Amneal Group has regained its right to designate any such Amneal Director pursuant to Section 3.1(c), then such Amneal Director shall continue serving on the Company Board. Subject to Section 3.1(d), in the event that an Amneal Director shall cease to serve as a director pursuant to this Section 3.2(c), the Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination for election to the Company Board to fill such vacancy with a person who shall satisfy all the qualifications of a Company Independent Director, in each case. If at any time the number of Amneal Directors then serving on the Company Board is less than the number of Amneal

Designees Amneal Group has the right to designate pursuant to Section 3.1(c) or Section 3.2(a), the Company Board and the Nominating Committee shall, at the request of the Amneal Group Representative, take all actions reasonably necessary to cause a number of Amneal Designees equal to such deficit to be appointed to the Company Board within sixty (60) days of such request.

(d) Until the Trigger Date, in the event that any Amneal Director shall cease to serve as a director for any reason other than pursuant to Section 3.2(c), the vacancy resulting therefrom shall be filled by the Company Board as promptly as reasonably practicable with a substitute Amneal Director selected by Amneal Group in accordance with the requirements for the designation of Amneal Designees pursuant to Section 3.2(b).

(e) From and after the Closing, in the event of a vacancy on the Company Board upon the death, resignation, retirement, disqualification, removal from office or other cause of any Non-Amneal Director (other than a director serving as Chief Executive Officer of the Company), the Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination for election to the Company Board to fill such vacancy, subject to the prior written consent of the Conflicts Committee, and such person shall satisfy all the qualifications of a Company Independent Director. The Nominating Committee shall take all actions necessary to cause the vacancy upon the death, resignation, retirement, disqualification, removal from office or other cause of a director serving as Chief Executive Officer of the Company to be filled by the successor Chief Executive Officer of the Company or to designate such person for nomination for election to the Company Board to fill such vacancy.

(f) The Nominating Committee shall nominate such number of Amneal Designees and such number of nominees to serve as Non-Amneal Directors as required to comply with the requirements of Section 3.1 hereof and this Section 3.2. The Company shall cause each person nominated by the Nominating Committee to be included in the slate of nominees recommended by the Company Board to holders of Company Common Stock for election (including at any special meeting of stockholders held for the election of directors).

3.3 Committees of the Company Board.

(a) Nominating Committee. For so long as Amneal Group has beneficial ownership of more than fifty percent (50%) of the outstanding shares of Company Common Stock, (i) the Nominating Committee shall consist of four (4) directors; (ii) the Amneal Group Representative shall have the right to designate two (2) of the directors to serve on the Nominating Committee; and (iii) the remaining directors on the Nominating Committee shall be designated by a majority of the Company Independent Directors then serving on the Company Board.

(b) Compensation Committee. For so long as Amneal Group has beneficial ownership of more than fifty percent (50%) of the outstanding shares of Company Common Stock, (i) the Compensation Committee shall consist of four (4) directors; (ii) the Amneal Group Representative shall have the right to designate two (2) of the directors to serve on the Compensation Committee; and (iii) the remaining directors on the Compensation Committee shall be designated by a majority of the Company Independent Directors then serving on the Company Board.

(c) Conflicts Committee. Until the Trigger Date, the Company Board shall have a Conflicts Committee comprised solely of Company Independent Directors. The Conflicts Committee shall be fully empowered to requisition reasonable assistance from employees of the Company, including legal and financial staff, to retain independent legal, financial and other advisors as the Conflicts Committee deems necessary and to approve or not approve any transaction or other matter submitted to the Conflicts Committee (and such non-approval shall be binding on the Company Board), and shall have the authority and responsibilities set forth in this Agreement, the charter of the Conflicts Committee (the form of which is attached as Exhibit A hereto) (the “Conflicts Committee Charter”) and as may otherwise be delegated to the Conflicts Committee by the Company Board from time to time. Any amendments to the Conflicts Committee Charter shall be approved by (i) seventy-five percent (75%) of the directors comprising the Company Board, (ii) a majority of the Company Independent Directors then serving on the Company Board and (iii) a majority of the Conflicts Committee.

(d) Amneal Committee Representation. Until the Trigger Date, each committee of the Company Board shall include at least one (1) Amneal Director, subject to compliance with applicable requirements of the NYSE. If at any time any committee of the Company Board (other than the Conflicts Committee) does not have at least one (1) Amneal Director serving on such committee, the Amneal Group Representative shall be entitled to designate one Amneal Director to have observer rights with respect to such committee.

(e) Committee Charters. Any amendment to the charter of any committee of the Company Board shall require the approval of 75% of the directors comprising the Company Board.

(f) Other Committee Composition. The formation and composition of any other committees of the Company Board not specified in this Section 3.3 shall require the approval of 75% of the directors comprising the Company Board.

3.4 Co-Chief Executive Officers. Immediately following the Closing, the Co-Chief Executive Officers of the Company shall be Chirag Patel and Chintu Patel.

3.5 Amneal Group Agreement to Vote. From and after the Closing and until the Trigger Date, Amneal Group shall,

(a) cause its shares of Company Common Stock to be present for quorum purposes at any Company stockholder meeting;

(b) with respect to the election of directors, vote its shares of Company Common Stock in accordance with the recommendation of the Company Board (provided, that the slate of nominees recommended by the Company Board complies with the terms of this Agreement); and

(c) not vote its shares of Company Common Stock in favor of the removal of any Non-Amneal Director unless such removal is recommended by the Nominating Committee.

3.6 Amneal Consent Rights. For so long as Amneal Group beneficially owns more than twenty-five percent (25%) of the outstanding shares of Company Common Stock, the Company shall not, without first obtaining the approval (by vote or written consent as provided by Law) of the Amneal Group Representative, take any of the following actions (whether by amendment, merger, recapitalization or otherwise):

(a) amend, modify or repeal any provision of the Charter or the Company’s bylaws in a manner that adversely impacts any Amneal Group Member;

(b) except pursuant to Section 3.1(c), effect any change in the authorized number of directors of the Company;

(c) create or reclassify any new or existing class or series of capital stock having rights, preferences or privileges with respect to voting, liquidation, redemption, conversion or dividends that are senior to or on parity with the Company Common Stock; or

(d) consummate any Company Sale in which any Amneal Group Member receives a different amount or form of consideration per Company Security held by such Amneal Group Member as other holders of such Company Security.

3.7 Taxable Transactions. For so long as Amneal Group beneficially owns either (a) shares of Class B Common Stock representing at least ten percent (10%) of the outstanding shares of Company Common Stock or (b) at least forty-five million (45,000,000) shares of Company Common Stock (such 45,000,000 shares, as adjusted for any stock split, stock dividend, recapitalization, combination, reclassification or similar change in the capital structure of the Company), the Company shall not, without first obtaining the approval (by vote or written consent) of the Amneal Group Representative, consummate any Taxable Transaction.

ARTICLE IV

TRANSFER RESTRICTIONS, STANDSTILL,

RELATED PARTY TRANSACTIONS, PARTICIPATION RIGHTS

4.1 Restrictions on Transferability and Acquisitions.

(a) Each Amneal Group Member covenants and agrees that the shares of Company Common Stock beneficially owned or owned of record by such Amneal Group Member may be Transferred only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act (including a registration statement contemplated hereunder), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws, and any applicable securities laws of other jurisdictions. Each Amneal Group Member further covenants and agrees that the right of Amneal Group to Transfer any Company Common Stock is subject to the restrictions set forth in this Section 4.1, and no Transfer of Company Common Stock by Amneal Group may be effected except in compliance with this Section 4.1. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void ab initio, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

(b) Permitted Transfers.

(i) No Amneal Group Member shall Transfer or agree to Transfer any shares of Company Common Stock to a Person or group (as such term is used in Section 13(d) of the Exchange Act), except for Transfers:

(A) in a registered offering pursuant to the procedures described in Article V (including, for the avoidance of doubt, the resale of shares of Company Common Stock by Amneal Group registered pursuant to the Shelf Registration Statement, once declared effective under the Securities Act);

(B) in open market sales pursuant to, if available, Rule 144 under the Securities Act; provided, however, that Amneal Group may not, in the aggregate, Transfer more than fifteen percent (15%) of the outstanding Class A Common Stock pursuant to this Section 4.1(b)(i)(B) in any twelve (12)-month period without the approval of the Conflicts Committee;

(C) in one or more privately negotiated sales exempt from the registration requirements of the Securities Act (a “PIPE Transaction”); provided, however, that Amneal Group may not, in the aggregate, Transfer more than fifteen percent (15%) of the outstanding Class A Common Stock pursuant to this Section 4.1(b)(i)(C) in any twelve (12)-month period without the approval of the Conflicts Committee; or

(D) in accordance with the prior written consent of the Conflicts Committee.

(ii) No Amneal Group Member shall, without the prior written consent of the Conflicts Committee, Transfer or agree to Transfer any shares of Company Common Stock to a Person or group (as such term is used in Section 13(d) of the Exchange Act) (i) if such Person or group would beneficially own in excess of fifteen percent (15%) of the voting power of the outstanding shares of Company Common Stock following such Transfer or (ii) to any such Person or group who, prior to such Transfer, beneficially owned fifteen percent (15%) or more of the outstanding Company Common Stock; provided, that such restrictions shall not apply to Transfers to such a Person or group if each of the following conditions are satisfied: such transferee (A) has filed a Schedule 13G under the Exchange Act with respect to the Company and has not subsequently filed a Schedule 13D under the Exchange Act that remains in effect with respect to the Company or (B) is an institutional investor, pension fund, foundation, sovereign wealth fund, real estate fund, mutual fund, index fund or other similar passive investor that invests in securities similar to the Class A Common Stock and has not filed a Schedule 13D with regard to the Company; and provided, further, that the restrictions set forth in this Section 4.1(b)(ii) shall not apply to a Transfer (x) consisting of a block trade executed at prevailing market prices obtainable at the time of such transfer through brokers in transactions on the NYSE, provided that the Amneal Group Member does not know or have good reason to believe that such Transfer would result in a Transfer of Class A Common Stock representing a number of shares equal to fifteen percent (15%) or more of the outstanding shares of Class

A Common Stock to any such Person or group that has filed a Schedule 13D with regard to the Company that remains in effect, (y) to or by one or more underwriters in connection with an underwritten offering, including a block trade or a widely distributed public offering, so long as the Amneal Group Member does not know or have good reason to believe that such offering would result in a Transfer of Class A Common Stock representing a number of shares equal to fifteen percent (15%) or more of the outstanding shares of Class A Common Stock to any Person or group that has filed a Schedule 13D with regard to the Company, or (z) effected through a widely distributed public offering.

(c) Transfers to Affiliates. The foregoing Section 4.1(b) shall not apply to any Transfer by an Amneal Group Member, at any time, of all or any portion of its Company Common Stock to an Amneal Group Member or any Affiliate thereof; provided, that prior to any such Transfer, such Affiliate agrees in a writing reasonably acceptable to the Company to be bound by the terms of this Agreement as a party hereto in the position of an Amneal Group Member. Any such Transfer to an Amneal Group Member or any Affiliate thereof shall not be subject to the prior written consent of the Conflicts Committee.

(d) Legend. Any stock certificates representing the Company Common Stock held by Amneal Group Members shall include a legend referencing the transfer restrictions set forth herein and in the Company’s Charter.

(e) Buyout Transaction. Any proposal by any Amneal Group Member to acquire in a transaction or series of related transactions reasonably expected to result in the acquisition of all of the Company Common Stock held by Other Stockholders must be subject to (i) the review, evaluation and prior written consent of the Conflicts Committee and (ii) for so long as Amneal Group beneficially owns more than thirty seven and one half percent (37.5%) of the outstanding shares of Company Common Stock, a non-waivable condition that a majority of the voting power of the outstanding shares of Company Common Stock held by Other Stockholders approve the transaction (or equivalent tender offer condition).

4.2 Related Party Transactions.

(a) All proposed Related Party Transactions contemplated by the Transaction Documents between the Company and any Amneal Group Member have been approved by the Company Board in connection with its approval of this Agreement. Any material amendments to or material modifications or terminations of or material waivers, consents or elections under any Related Party Transactions contemplated by the Transaction Documents shall require the prior written consent of the Conflicts Committee if such Related Party Transactions (absent the application of the immediately preceding sentence) would require the prior written consent of the Conflicts Committee under the Conflicts Committee Charter. The prior written consent of the Conflicts Committee shall be required with respect to (i) any material amendments or modifications or terminations of any of the Transaction Documents (including, for the avoidance of doubt, the schedules thereto) and (ii) any material waivers, consents (other than any consents of the managing member of Opco contemplated by the Amneal Pharmaceuticals LLC Agreement where no Amneal Group Member is a counterparty to or beneficiary of the matter in question and such matter would not otherwise require the prior written consent of the Conflicts Committee under this Section 4.2(a)) or elections of the Company’s or Opco’s rights under any of the Transaction Documents (including, for the avoidance of doubt, the schedules thereto).

(b) All Related Party Transactions that are not contemplated by the Transaction Documents shall require the prior written consent of the Conflicts Committee if such Related Party Transactions would require the prior written consent of the Conflicts Committee under the Conflicts Committee Charter.

4.3 Participation Rights.

(a) To the extent permitted under NYSE rules, the Company hereby grants to Amneal Group the right to purchase the Pro Rata Portion of any Company Securities (other than any Excluded Securities) that the Company may from time to time propose to issue or sell to any Person, which right shall be exercisable by the Amneal Group Representative on behalf of Amneal Group. For purposes of this Section 4.3, “Excluded Securities” means Company Securities issued in connection with: (i) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, restricted stock award, restricted stock unit, performance share, employee stock purchase or similar equity-based plans or other compensation agreement or arrangement; (ii) any acquisition by the Company of the stock, assets, properties or business of any Person; (iii) a stock split, stock dividend or any similar recapitalization affecting the number of outstanding shares of stock or securities; or (iv) any issuance of warrants or other similar rights to purchase Company Common Stock to lenders or other institutional investors in any arm’s length transaction providing debt financing to the Company or any of its Subsidiaries. For the avoidance of doubt, to the extent stockholder approval is required under the NYSE rules for the issuance or sale of Company Securities as provided in this Section 4.3, (x) the Company may issue or sell Company Securities to such other Persons prior to obtaining such stockholder approval in accordance with Section 4.3(d) (to the extent no stockholder approval is required for the issuance or sale of Company Securities to such other Persons), and (y) the Company shall use its reasonable best efforts to obtain such approval, and after receipt of such approval the Company shall issue or sell the Company Securities (if any) that any Amneal Group Member has irrevocably elected to purchase to such Amneal Group Member, on the terms set forth in the relevant Issuance Notice.

(b) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 4.3(a) to Amneal Group within five (5) Business Days following any meeting of the Company Board at which any such issuance or sale is approved or, if the approval of the Company Board is not required in connection with such issuance or sale, no less than ten (10) Business Days prior to the date of the proposed issuance or sale. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase Company Securities and shall set forth the material terms and conditions of the proposed issuance, including:

(i) the number and class of the Company Securities to be issued and the percentage of the outstanding shares of capital stock of the Company such issuance would represent;

(ii) the proposed issuance date, which shall be at least ten (10) Business Days from the date of the Issuance Notice; and

(iii) the proposed purchase price per Company Security.

(c) Amneal Group shall for a period of ten (10) Business Days following the receipt of an Issuance Notice have the right to elect irrevocably to purchase the Pro Rata Portion of the Company Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to the Company, which right shall be exercisable on behalf of Amneal Group by the Amneal Group Representative. If, at the termination of such ten (10) Business Day period, the Amneal Group Representative shall have failed to deliver such notice to the Company, Amneal Group shall be deemed to have waived all of its rights under this Section 4.3 with respect to the purchase of such Company Securities. The closing of any purchase by the Amneal Group Representative shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however, that the closing of any purchase by the Amneal Group Representative may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain any required approval or consent of a Governmental Entity or any other third party (and the Company and Amneal Group shall use their respective reasonable best efforts to obtain such approvals).

(d) Upon the expiration of the ten (10) Business Day period described in Section 4.3(c), the Company shall be free to sell such Company Securities that the Amneal Group Representative has not elected irrevocably to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to Amneal Group in the Issuance Notice delivered in accordance with Section 4.3(b).

ARTICLE V

REGISTRATION RIGHTS

5.1 Shelf Registration Statement. No later than five (5) Business Days following the Closing, the Company shall file with the SEC a post-effective Amendment to the Registration Statement on Form S-3 (File No. 333-263225) (the “Shelf Registration Statement”) to reflect the Reorganization Transactions and to expressly adopt the Shelf Registration Statement as its own registration statement pursuant to Rule 414(d) of the Securities Act. The Company shall maintain the effectiveness of the Shelf Registration Statement on Form S-3 (or such comparable or successor form) then in effect until such time as there are no Registrable Shares. Notwithstanding the foregoing provisions of this Section 5.1, if the SEC prevents the Company from including on a registration statement any or all of the Registrable Shares to be registered pursuant to this Section 5.1 due to limitations on the use of Rule 415 of the Securities Act for the resale of Registrable Shares by Amneal Group (a “Rule 415 Limitation”), such registration statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and the Company shall use its reasonable best efforts to register all such remaining Registrable Shares for resale as promptly as reasonably practicable in accordance with the applicable rules, regulations and guidance of the SEC. In such event, the number of Registrable Shares to be registered for each Amneal Group Member in such registration statement shall be reduced pro rata (i) first, among all Amneal Group Members and (ii) second, among purchasers of Company Common Stock in any Company-Assisted PIPE Transaction, in each case based on the proportion that the number of Registrable Shares held by such Amneal Group Member or shares held by such purchasers pursuant to such registration statement bears to the total number of Registrable Shares or shares held by such purchasers, as applicable, to be registered pursuant to such registration statement.

5.2 Blackout Periods. Notwithstanding anything in Section 5.1 to the contrary, the Company shall be entitled to postpone and delay the filing or effectiveness (but not the preparation) of any registration statement or the offer or sale of any Registrable Shares thereunder (i) for reasonable periods of time in advance of the release of the Company’s quarterly and annual financial results and (ii) for reasonable periods of time, not in excess of an aggregate of sixty (60) calendar days in any twelve (12)-month period and in no event more than two times in any twelve (12)-month period (any such postponement and delay permitted by this Section 5.2 being, a “Blackout Period”), if (A) the Conflicts Committee determines in its good faith judgment that any such filing or effectiveness of a registration statement or the offering or sale of any Registrable Shares thereunder would (1) materially impede, materially delay or otherwise materially interfere with any pending or proposed material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company as to which the Company has taken substantial steps and is proceeding with reasonable diligence to effect, (2) materially adversely affect any registered underwritten public offering of the Company’s securities for the Company’s account as to which the Company has taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (3) require disclosure of material non-public information which, in the reasonable discretion of the Company Board, acting in good faith, would have a material adverse effect on the business, operations or management of the Company or any of its Affiliates if disclosed at such time or (B) the Conflicts Committee determines in its good faith judgment that it is necessary to amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall give written notice to each Amneal Group Member that holds Registrable Shares of its determination to postpone or delay the filing of such registration statement or other imposition of a Blackout Period and a general statement of the reason for such deferral and an approximation of the anticipated delay; provided, further, that in the event that the Company proposes to register shares of Class A Common Stock (other than in connection with a registered underwritten public offering of the Company’s securities for the Company’s account) during a Blackout Period, the Company shall not pursuant to this Section 5.2 be entitled to postpone or delay the filing or effectiveness of any registration statement or the offer or sale of any Registrable Shares during such Blackout Period. Upon notice by the Company to Amneal Group of any such determination, each Amneal Group Member shall, except as required by applicable Law, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or transfer by it of any shares of Class A Common Stock pursuant to the registration statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement. A deferral of the filing or effectiveness of a registration statement or other imposition of a Blackout Period pursuant to this Section 5.2 shall be lifted as soon as practicable (and in no event later than the 46th calendar day in any 12-month period), and the Company shall promptly (and in any event within five (5) Business Days) notify each Amneal Group Member, upon the circumstances giving rise to such Blackout Period no longer being present.

5.3 Demand Underwritten Offerings.

(a) If any Amneal Group Member (the “Participating Amneal Members”) delivers notice to the Company (such notice to be delivered no less than ten (10) Business Days prior to the date the underwriting agreement for any underwriting pursuant to this Section 5.3 is expected to be executed) stating that it intends to effect an underwritten public offering of all or part of its Registrable Shares included on the Shelf Registration Statement (a “Demand Underwritten Offering”), the Company shall use its reasonable best efforts to amend or supplement the Shelf Registration Statement or related prospectus as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the underwritten offering. Amneal Group shall only be entitled to offer and sell its Registrable Shares pursuant to a Demand Underwritten Offering if the aggregate amount of Registrable Shares to be offered and sold in such offering by the Participating Amneal Members are reasonably expected to result in aggregate gross proceeds (based on the current market price of the number of Registrable Shares to be sold) of not less than $75 million.

(b) Notwithstanding anything set forth herein to the contrary, following the Closing, (i) the Company may delay the commencement of any Demand Underwritten Offering for the same reasons as the Company may institute a Blackout Period prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Underwritten Offering and (ii) Amneal Group, collectively, shall have the right to request no more than an aggregate of two (2) Demand Underwritten Offerings or Company-Assisted PIPE Transactions in any twelve (12)-month period (other than the first Company-Assisted PIPE Transaction in any such twelve (12)-month period). Any request for a Demand Underwritten Offering under this Section 5.3 may be revoked or withdrawn upon written notice by the Participating Amneal Members to the Company; provided, that any such Demand Underwritten Offering withdrawn or not consummated for any reason shall be counted toward the total of two (2) Demand Underwritten Offerings or Company-Assisted PIPE Transactions permitted to be requested in any twelve (12)-month period; provided, however, that no revoked or withdrawn Demand Underwritten Offering or Company-Assisted PIPE Transaction shall be counted for determining the number of Demand Underwritten Offerings or Company-Assisted PIPE Transactions requested in any twelve (12)-month period if (1) Amneal Group reimburses the Company for all of its out-of-pocket costs and expenses incurred in connection with any such revoked or withdrawn Demand Underwritten Offering or Company-Assisted PIPE Transaction incurred through the date of such revocation or withdrawal and (2) such revocation or withdrawal shall have been made prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Underwritten Offering or Company-Assisted PIPE Transaction; provided, further, that the Participating Amneal Members shall be entitled, at any time after receiving notice of the imposition of any Blackout Period by the Company, to withdraw a request for a Demand Underwritten Offering or Company-Assisted PIPE Transaction and, if such request is withdrawn, such Demand Underwritten Offering or Company-Assisted PIPE Transaction shall not count toward the total of two (2) Demand Underwritten Offerings or Company-Assisted PIPE Transactions permitted to be requested in any twelve (12)-month period.

(c) In connection with any Demand Underwritten Offering or Company-Assisted PIPE Transaction, the managing underwriter or placement agent (if any) for such offering shall be selected by the Participating Amneal Members, subject to the prior approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

(d) The Company may include Company Common Stock other than Registrable Shares in a Demand Underwritten Offering for any accounts on the terms provided below. If the managing underwriter of any proposed Demand Underwritten Offering informs the Company and the Participating Amneal Members that, in its or their opinion, the number of Registrable Shares which such Participating Amneal Members and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the Registrable Shares offered, then the Registrable Shares to be included in such underwritten offering shall be (i) first, if requested by the Company on behalf of TPG, the number of shares of Company Common Stock TPG proposes to sell equal to at least the lesser of (A) 50% of the dollar value of the shares of Company Common Stock to be sold in the Demand Underwritten Offering or (B) $150,000,000 of shares of Company Common Stock, (ii) second, and only if all the shares referred to in clause (i) have been included, the number of shares of Registrable Shares that the Participating Amneal Members propose to sell, with such number to be allocated pro rata (provided, that any securities thereby allocated to a Participating Amneal Member that exceed such a Participating Amneal Member’s request shall be reallocated among the remaining requesting a Participating Amneal Members in like manner) and (iii) third, and only if all the shares referred to in clause (ii) have been included, the number of shares of Company Common Stock proposed to be included therein by any other Persons (including Company Common Stock to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine.

(e) Amneal Group may request in writing that the Company provide assistance in connection with any PIPE Transaction proposed by Amneal Group (a “Company-Assisted PIPE Transaction”). Subject to the limitations on the number of Company-Assisted PIPE Transactions in Section 5.3(b), the Company shall cause its management to support the marketing of the Company Securities included in the Company-Assisted PIPE Transaction and make themselves reasonably available for assistance in the selling effort for such Company-Assisted PIPE Transaction, including, but not limited to, the participation of such members of the Company’s management in road show presentations and the execution of customary stock purchase agreements, engagement letters or ancillary documentation in connection therewith and making customary representations and warranties and covenants and delivering or causing the delivery thereunder of customary deliveries for the subject company in such transaction.

(f) Nothing in this Article V shall affect, supersede or otherwise modify any of the restrictions on Transfer set forth in Article IV or any other provision of this Agreement.

5.4 Piggyback Registration.

(a) Whenever the Company proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto) (a “Piggyback Registration”), the Company shall give prompt written notice to Amneal Group of its intention to effect such sale or registration (the “Piggyback Registration Notice”) and, subject to Section 5.4(b), shall include in such transaction all Registrable Shares with respect to which the Company has received a written request from any Amneal Group Member for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to any Amneal Group Member’s right to immediately request a Demand Underwritten Offering hereunder.

(b) If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Shares included in a Piggyback Registration informs the Company and the Amneal Group Members that have requested to participate in such offering that, in its or their opinion, the number of Registrable Shares which such Amneal Group Members and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the Registrable Shares offered, then the Registrable Shares to be included in such underwritten offering shall be (i) first, if requested by the Company on behalf of TPG, the number of shares of Company Common Stock TPG proposes to sell equal to at least the lesser of (A) 50% of the dollar value of the shares of Company Common Stock to be sold in the Demand Underwritten Offering or $150,000,000 of shares of Company Common Stock, (ii) second, and only if all the shares referred to in clause (i) have been included, the shares of Class A Common Stock that the Company proposes to sell, (iii) third, and only if all the shares referred to in clause (ii) have been included, the number of Registrable Shares that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata (A) first, among purchasers of Company Common Stock in any Company-Assisted PIPE Transaction and (B) second, among the Amneal Group Members, in each of (A) and (B), that have requested to participate in such offering based on the relative number of Registrable Shares then held by each such holder (provided, that any securities thereby allocated to an Amneal Group Member that exceed such Amneal Group Member’s request shall be reallocated among the remaining requesting Amneal Group Members in like manner) and (iv) fourth, and only if all of the Registrable Shares referred to in clause (iii) have been included, any other securities eligible for inclusion in such offering.

(c) No registration of Registrable Shares effected pursuant to a request under this Section 5.4 shall be deemed to have been effected pursuant to Section 5.3 or shall relieve the Company of its obligations under Sections 5.1 through 5.3.

5.5 Registration Procedures.

(a) In connection with each registration statement prepared pursuant to this Article V pursuant to which Registrable Shares will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such registration statement, the Company shall as expeditiously as reasonably possible:

(i) prepare and file with the SEC such registration statement on an appropriate registration form of the SEC and use reasonable best efforts to cause such registration statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by Amneal Group (which such counsel shall be confirmed to the Company in writing (the “Counsel”)) draft copies of all such documents proposed to be filed (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) as far in advance as reasonably practicable prior to filing (and in any event at least five (5) Business Days prior to such filing or such shorter time period as may be agreed by the Amneal Group and the Company), which documents will be subject to the reasonable review and (except for exhibits) comment of the Amneal Group and the Counsel and the underwriters in connection with any underwritten offering, and the Company shall not file any amendment or supplement to the Shelf Registration Statement to which the Amneal Group or any such underwriters shall reasonably object;

(ii) furnish without charge to each Amneal Group Member and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by any Amneal Group Member or an underwriter, except to the extent such exhibits and schedules are currently available via EDGAR and other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as each Amneal Group Member or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by such Amneal Group Member (the Company hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by such Amneal Group Member and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus);

(iii) keep such registration statement effective and updated (including the filing of a new registration statement upon the expiration of a prior one) with respect to the disposition of all Registrable Shares subject thereto until the date on which there are no Registrable Shares (the “Effective Period”), and prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv) use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable an Amneal Group Member or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this clause (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this clause (iv);

(v) use its reasonable best efforts to cause all Registrable Shares covered by such registration statement to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which Class A Common Stock is then listed or quoted;

(vi) promptly notify Amneal Group and the managing underwriter or underwriters in connection with any underwritten offering after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) during the Effective Period, use its reasonable best efforts to obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction;

(viii) deliver to Amneal Group and the managing underwriters in connection with any underwritten offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR or relates to information subject to a confidential treatment request); provided that any such investigation shall not interfere unreasonably with the Company’s business;

(ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x) cooperate with Amneal Group and the managing underwriter or underwriters in connection with any underwritten offering to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters in connection with any underwritten offering may request in writing or, if not an underwritten offering, in accordance with the instructions of the relevant Amneal Group Members, in each case at least two (2) Business Days prior to any sale of Registrable Shares;

(xi) in the case of a firm commitment underwritten offering, enter into, concurrently with the relevant Amneal Group Members, an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) for a firm commitment underwritten secondary offerings of the nature contemplated by the applicable registration statement;

(xii) obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii) provide to the Counsel and to the managing underwriters in connection with any underwritten offering and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

(xiv) cause its management to use commercially reasonable efforts to support the marketing of the Registrable Shares covered by a Demand Underwritten Offering or Company-Assisted PIPE Transaction and make themselves reasonably available for assistance in the selling effort covered by such transactions, including, but not limited to, the participation of such members of the Company’s management in road show presentations; and

(xv) otherwise comply with all applicable rules and regulations of the SEC and any applicable national securities exchange.

(b) In the event that the Company would be required, pursuant to Section 5.5(a)(vi)(E) to notify Amneal Group or the managing underwriter or underwriters in connection with any underwritten offering of the occurrence of any event specified therein, the Company shall, subject to Section 5.5(c), as promptly as practicable, prepare and furnish to Amneal Group and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Amneal Group Member agrees that, upon receipt of any notice from the Company pursuant to Section 5.5(a)(vi)(C), Section 5.5(a)(vi)(D) or Section 5.5(a)(vi)(E) hereof, it shall, and shall use all reasonable best efforts to cause any sales or placement agent or agents for the Registrable Shares and the underwriters, if any, to, forthwith discontinue disposition of the Registrable Shares until such Person shall have received notice from the Company that such offers and sales of the Registrable Shares may be resumed and, if applicable, such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after the Amneal Groups Members’ receipt of such notice.

(c) In the case of any Demand Underwritten Offering or Piggyback Registration, all Registrable Shares to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement and no Amneal Group Member may participate in such offering or registration unless such Amneal Group Member agrees to sell such Amneal Group Member’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or register such Person’s Registrable Shares.

5.6 Obligations of Amneal Group.

(a) Amneal Group Information. Each Amneal Group Member shall furnish to the Company in writing such information (“Required Amneal Group Member Information”) regarding the Amneal Group Member, the Registrable Shares held by it and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request in writing, and shall execute such documents in connection with such registration as may reasonably be required to effect the registration, in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares, or any amendment or supplement to a registration statement or prospectus, conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. If an Amneal Group Member fails to provide the requested information or execute such documents in connection with such registration as may reasonably be required to effect the registration within five (5) Business Days of the receipt by the Amneal Group Member of such request, the Company shall be entitled to refuse to register such Amneal Group Member’s Registrable Shares in the applicable registration statement. Each Amneal Group Member shall notify the Company as promptly as practicable of any inaccuracy or change in any Required Amneal Group Member Information previously furnished by such Amneal Group Member to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in connection with any registration, and promptly furnish to the Company any additional information required to correct and update such previously furnished Amneal Group Member Information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Filing Cooperation. Each Amneal Group Member agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement in which any Registrable Shares held by such Amneal Group Member are being included.

(c) Holdback.

(i) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and during the 90-day period beginning on the pricing date in connection with any Demand Underwritten Offering or a Piggyback Registration, except pursuant to any registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(ii) If requested by the managing underwriter(s) for an underwritten offering (primary or secondary) of any equity securities (or securities convertible into or exchangeable or exercisable for equity securities) of the Company, each Amneal Group Member hereby agrees not to effect any Transfer of any Class A Common Stock (or securities convertible into or exchangeable or exercisable for Class A Common Stock), including any sale pursuant to Rule 144 under the Securities Act, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such shorter period as the managing underwriter(s) may permit in writing) beginning on, the effective date of the related registration statement (or date of the prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made, provided that all of the Company’s executive officers and directors and any other holders of Class A Common Stock who are selling shares of Class A Common Stock in such underwritten offering enter into similar agreements for the same time period and on no less restrictive terms.

5.7 Expenses. Amneal Group shall bear all agent fees and commissions, underwriting discounts and commissions, and fees and disbursements of its counsel (including the Counsel) and its accountants in connection with any registration of any Registrable Shares pursuant to this Article V and any Company-Assisted PIPE Transaction. The Company shall bear all other fees and expenses in connection with any registration statement prepared, filed or caused to become effective pursuant to this Article V, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for the Company and its Subsidiaries.

5.8 Indemnification; Contribution.

(a) In the event any Registrable Shares are included in a registration statement contemplated by this Agreement, the Company shall, and it hereby agrees to, indemnify and hold harmless, or cause to be indemnified and held harmless, each Amneal Group Member and its respective officers, directors, employees and controlling Persons, if any, in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities in respect thereof and expenses (including reasonable fees of counsel) (collectively, “Claims”), to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse, upon request, each such Amneal Group Member for any legal or other out-of-pocket expenses reasonably incurred and documented by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any Amneal Group Member (or its officers, directors, employee and controlling Persons, if any) in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with the Required Amneal Group Member Information furnished to the Company in writing by such Amneal Group Member or on behalf of such Amneal Group Member by any Representative of the Amneal Group Member, expressly for use therein, that is the subject of the untrue statement or omission.

(b) In the event any Registrable Shares are included in a registration statement contemplated by this Agreement, each Amneal Group Member shall, and hereby agrees to, indemnify and hold harmless the Company and its officers, directors, employees and controlling Persons, if any, in any offering or sale of its Registrable Shares against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and each Amneal Group Member shall, and it hereby agrees to, reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred and documented by the Company in connection with investigating or defending any such Claims, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Required Amneal Group Member Information furnished to the Company in writing by the Amneal Group Member or its Representative expressly for use therein that is the subject of the untrue statement or omission; provided, however, that the liability of each Amneal Group Member hereunder shall be limited to an amount equal to the dollar amount of the net proceeds received by such Amneal Group Member from the sale of Registrable Shares sold by such Amneal Group Member pursuant to such registration statement or prospectus.

(c) Amneal Group and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 5.8(a) or Section 5.8(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 5.8(c) is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.8(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 5.8(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 5.9) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Amneal Group Member shall be liable to contribute any amount in excess of the dollar amount equal to the sum of (i) the net proceeds received by such Amneal Group Member from the sale of Registrable Shares sold by such Amneal Group Member pursuant to such registration statement or prospectus, minus (ii) any amounts paid or payable by such Amneal Group Member pursuant to Section 5.8(b) (except in the case of fraud or willful misconduct).

5.9 Indemnification Procedures.

(a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 5.8 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Amneal Group Member, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) The Indemnifying Party shall have the right to assume the defense of any Claim for which indemnification is being sought, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses incurred in connection with defense thereof. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such indemnified party; or (3) such indemnified party shall have been advised by counsel that an actual or potential conflict of interest exists if the same counsel were to represent such indemnified party and the Indemnifying Party or any other indemnified party (in which case, if such indemnified party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to not more than one local counsel that may be required in the opinion of such firm) at any time for all indemnified parties hereunder. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable best efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

5.10 Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of Amneal Group, make publicly available other information) and will take such further action as any Amneal Group Member may reasonably request, all to the extent required from time to time to enable each Amneal Group Member to sell Class A Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Amneal Group Member, the Company will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Amneal Group Member, deliver to such Amneal Group Member a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

5.11 Preservation of Rights. The Company will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to Amneal Group in this Agreement. Notwithstanding the foregoing, the Company is hereby expressly permitted to grant the registration rights contemplated by Section 2 of that certain letter agreement, dated as of December 16, 2017, between Old PubCo and TPG.

5.12 Transfer of Registration Rights. The rights of each Amneal Group Member under this Agreement may be assigned to any direct or indirect transferee of an Amneal Group Member permitted under this Agreement who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. In furtherance of the foregoing and in lieu of an assignment of rights pursuant to the foregoing sentence, if requested by any Amneal Group Member in connection with any such Transfer by an Amneal Group Member, the Company will enter into one or standalone registration rights agreements for the benefit of such direct or indirect transferee providing for registration rights that are substantially consistent with the rights of such Amneal Group Member under this Agreement.

ARTICLE VI

FINANCIAL AND OTHER INFORMATION

Unless otherwise expressly provided, each of the covenants and agreements in this Article VI shall terminate at the end of the fiscal year of the Company in which the Trigger Date occurs:

6.1 Exchange of Information. Until the end of the fiscal year of the Company in which the Trigger Date occurs, each of the members of Amneal Group and the Company Group, on behalf of itself and the other members of its respective Group, agrees to use commercially reasonable efforts to provide, or cause to be provided, to the other, at any time after the date hereof, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs to comply with reporting, disclosure or filing requirements imposed on the requesting party or a member of its Group (including under applicable securities or Tax Laws) by a Governmental Entity having jurisdiction over the requesting party or such member of its Group; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the Parties shall take reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. In connection therewith, each Party shall use its commercially reasonable efforts to respond to reasonable requests from the other Party for information regarding the Information delivered pursuant to this Section 6.1 and, if requested, shall make appropriate personnel available to discuss such Information.

6.2 Ownership of Information. Any Information owned by one Group that is provided to a requesting Party pursuant to Section 6.1 shall be deemed to remain the property of the providing Group. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

6.3 Compensation for Providing Information. In connection with Information exchanged pursuant to Section 6.1, the Party requesting Information agrees to reimburse the other Party for the reasonable, documented out-of-pocket costs, if any, of creating, gathering and copying such Information or otherwise performing, to the extent that such costs are incurred for the benefit of the requesting Party. Except as may be otherwise specifically provided elsewhere in this Agreement, or in any other agreement between the Parties, such costs shall be computed in accordance with the providing Party’s standard methodology and procedures.

6.4 Record Retention. To facilitate the possible exchange of Information pursuant to this Article VI and other provisions of this Agreement, Amneal Group and the Company agree to use their reasonable best efforts to retain all Information in their respective possession or control in accordance with the policies of Amneal Group as in effect on the date of the Closing, to the extent such policies are communicated in writing to the Company reasonably in advance, or such other policies as may be reasonably adopted by the appropriate Party after the date hereof. Neither Party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other Party may have the right to obtain pursuant to this Agreement prior to the fifth anniversary of the date of the Closing without first using its reasonable best efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction; provided, however, no Party will destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

6.5 Production of Witnesses; Records; Cooperation.

(a) Except in the case of an adversarial Action by one Party against another Party, each member of Amneal Group and the Company shall use its reasonable best efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting Party may from time to time be involved. The requesting Party shall bear all costs and expenses in connection therewith.

(b) Without limiting the foregoing, Amneal Group and the Company shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

(c) In connection with any matter contemplated by this Section 6.5, Amneal Group and the Company intend to and will maintain any applicable attorney-client privilege, work product doctrine, and other applicable privileges, doctrines, or immunities of any member of any Group.

6.6 Privilege. To the fullest extent permitted by law, the provision of any information pursuant to this Article VI shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privilege (a “Privilege”). Neither the Company or any member of the Company Group nor any member of Amneal Group will be required to provide any information pursuant to this Article VI if the provision of such information would serve as a waiver of any Privilege afforded such information.

ARTICLE VII

MISCELLANEOUS

7.1 Corporate Power. Each member of Amneal Group represents on behalf of itself and the Company represents on behalf of itself, as follows:

(a) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(b) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

7.2 [Reserved].

7.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the Superior Court of the State of Delaware (Complex Commercial Division); provided, further, that if subject matter jurisdiction over the matter that is the subject of the Action is vested exclusively in the federal courts of the United States of America, such Action shall be heard in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 7.5; (iii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

7.4 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIED THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.4.

7.5 Notices . Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (a) when delivered personally, by facsimile (which is confirmed by a printed confirmation produced by the sending machine) or by e-mail of a .pdf attachment (for which a confirmation email is obtained), or (b) on the next Business Day when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Amneal Group, to:

Amneal Group Representative

c/o Abtar Enterprise, LLC

400 Crossing Boulevard

Bridgewater, NJ 08807

Attention: Chirag Patel

Email: chiragp@abtarinvestments.com

and

Tarsadia Enterprise, LLC

520 Newport Center Drive

Newport Beach, CA 92660

Attention: Edward G. Coss

Email: edc@tarsadia.com

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10001

Attention: Andrew L. Bab

Email: albab@debevoise.com

If to the Company, to:

Amneal Pharmaceuticals, Inc.

400 Crossing Boulevard, Third Floor

Bridgewater, New Jersey 08807

Attn: General Counsel

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Richard Fenyes

Email: rfenyes@stblaw.com

7.6 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

7.7 Entire Agreement. This Agreement (including the annexes, exhibits and letters hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements and understandings (both written and oral), among the Parties with respect to the subject matter hereof and thereof.

7.8 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any of the Parties without the prior written consent of the other Parties; provided, that notwithstanding the foregoing, each Amneal Group Member shall be entitled to assign such Amneal Group Member’s rights and obligations (i) under this Agreement, collectively, in connection with any Transfer of shares of Company Common Stock permitted under Section 4.1(c) (in which case such transferee shall, prior to any such Transfer, agree in a writing reasonably acceptable to the Company to be bound by the terms of this Agreement as a party hereto in the position of an Amneal Group Member) or (ii) under Article V (Registration Rights), in connection with any Transfer of Registrable Shares. This Agreement is for the sole benefit of the Parties to this Agreement and the members of their respective Group and their permitted successors and assigns, including any transferee in a Permitted Transfer (as defined in the Amneal Pharmaceuticals LLC Agreement), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity (other than the Conflicts Committee, which is an intended third party beneficiary of the covenants set forth in this Agreement) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.9 Amendment; Waiver. No provision of this Agreement may be amended or modified except by a written instrument signed by the Company and the Amneal Group Representative; provided, that any material amendment or modification of this Agreement shall require the prior written consent of the Conflicts Committee. Either Party may, in its sole discretion, waive any and all rights granted to it in this Agreement; provided, that no waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving; provided, further, that any waiver of any or all of the Company’s rights granted under this Agreement shall require the prior written consent of the Conflicts Committee. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

7.10 Interpretations. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement,” “hereof,” “herein,” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement and include any schedules, annexes, exhibits or other attachments to this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

7.11 Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7.12 Enforceable by the Conflicts Committee. All of the Company’s and Amneal Pharmaceuticals LLC’s rights under this Agreement and the other Transaction Documents may be enforced by the Conflicts Committee; provided that nothing in this Agreement shall require the Conflicts Committee to act on behalf of, or enforce any rights of, the Company or Amneal Pharmaceuticals LLC. Any recovery in connection with an Action brought by the Conflicts Committee hereunder or thereunder shall be for the proportionate benefit of all Other Stockholders.

[The remainder of this page has been intentionally left blank;

the next page is the signature page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

AMNEAL PHARMACEUTICALS LLC

By:	/s/ Jason Daly
Name:	Jason Daly
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

AMNEAL INTERMEDIATE INC.

By:	/s/ Jason Daly
Name:	Jason Daly
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Jason Daly
Name:	Jason Daly
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

THE AMNEAL GROUP: TUSHAR PATEL, as Trustee of THE TUSHAR PATEL FAMILY TRUST

By:	/s/ Tushar Patel
Name:	Tushar Patel

BELA PATEL, as Trustee of THE ANISH CHETAN PATEL GIFT TRUST

By:	/s/ Bela Patel
Name:	Bela Patel

BELA PATEL, as Trustee of THE MANSI CHETAN PATEL GIFT TRUST

By:	/s/ Bela Patel
Name:	Bela Patel

[Signature Page to Stockholders Agreement]

BHAVNA PARIKH, as Trustee of BHAVNA PARIKH REVOCABLE TRUST

By:	/s/ Bhavna Parikh
Name:	Bhavna Parikh

CHETAN PATEL, as Trustee of THE AMAN DIPAN PATEL GIFT TRUST

By:	/s/ Chetan Patel
Name:	Chetan Patel

CHETAN PATEL, as Trustee of THE BHAVIN NARENDRA PATEL GIFT TRUST

By:	/s/ Chetan Patel
Name:	Chetan Patel

CHINTU PATEL, as Trustee of THE CHINTU PATEL REVOCABLE TRUST

By:	/s/ Chintu Patel
Name:	Chintu Patel

CHIRAG PATEL, as Trustee of THE CHIRAG PATEL REVOCABLE TRUST

By:	/s/ Chirag Patel
Name:	Chirag Patel

EDWARD COSS, as Trustee of EDWARD G COSS FAMILY TRUST

By:	/s/ Edward Coss
Name:	Edward Coss

[Signature Page to Stockholders Agreement]

FALGUNI PATEL, as Trustee of THE FALGUNI PATEL REVOCABLE TRUST

By:	/s/ Falguni Patel
Name:	Falguni Patel

GARY ALLAN GREENE, as Trustee of THE GREENE FAMILY TRUST

By:	/s/ Gary Allen Greene
Name:	Gary Allan Greene

GREG CASSERLY, as Trustee of GREG & NOLA CASSERLY FAMILY TRUST

By:	/s/ Greg Casserly
Name:	Greg Casserly

JAMES LUCE, as Trustee of THE LUCE FAMILY TRUST

By:	/s/ James Luce
Name:	James Luce

JITEN PARIKH, as Trustee of THE JITEN PARIKH REVOCABLE TRUST

By:	/s/ Jiten Parikh
Name:	Jiten Parikh

MAYA PATEL, as Trustee of THE SUNIL PATEL FAMILY TRUST

By:	/s/ Maya Patel
Name:	Maya Patel

[Signature Page to Stockholders Agreement]

NILESH MADHAV, as Trustee of NILESH MADHAV FAMILY TRUST DATED 1/20/2011

By:	/s/ Nilesh Madhav
Name:	Nilesh Madhav

PADMESH PATEL, as Trustee of PADMESH M PATEL FAMILY TRUST

By:	/s/ Padmesh Patel
Name:	Padmesh Patel

PATEL PTC, LLC, a Nevada limited liability company. as Trustee of AP-1 TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

PATEL PTC, LLC, a Nevada limited liability company. as Trustee of AP-2 TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

PATEL PTC, LLC, a Nevada limited liability company. as Trustee of AP-3 TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

[Signature Page to Stockholders Agreement]

PATEL PTC, LLC, a Nevada limited liability company. as Trustee of AP-5 TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

PATEL PTC, LLC, a Nevada limited liability company. as Trustee of AP-7 TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

PATEL PTC, LLC, a Nevada limited liability company. as Trustee of AP-9 TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	President

DIPAN PATEL, as Trustee of DIPAN PATEL LIVING TRUST

By:	/s/ Dipan Patel
Name:	Dipan Patel

PRITI PATEL, as Trustee of THE PRITI PATEL REVOCABLE TRUST

By:	/s/ Priti Patel
Name:	Priti Patel

[Signature Page to Stockholders Agreement]

RONALD ADELHELM, as Trustee of ADELHELM FAMILY TRUST

By:	/s/ Ronald Adelhelm
Name:	Ronald Adelhelm

SANJAY PATEL, as Trustee of PATEL FAMILY TRUST

By:	/s/ Sanjay Patel
Name:	Sanjay Patel

TATTVA FIDUCIARY COMPANY, a Nevada corporation, as Trustee of THE FALCON TRUST

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	President

TATTVA FIDUCIARY COMPANY, a Nevada corporation, as Trustee of THE MAYUR PATEL LEGACY TRUST

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	President

TATTVA FIDUCIARY COMPANY, a Nevada corporation, as Trustee of THE PUJA PATEL TRUST

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	President

[Signature Page to Stockholders Agreement]

TATTVA FIDUCIARY COMPANY, a Nevada corporation, as Trustee of THE ISHANI PATEL TRUST

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	President

TATTVA FIDUCIARY COMPANY, a Nevada corporation, as Trustee of THE NIAM PATEL TRUST

By:	/s/ Gautam Patel
Name:	Gautam Patel
Title:	President

[Signature Page to Stockholders Agreement]

Exhibit A

AMNEAL PHARMACEUTICALS, INC.

CONFLICTS COMMITTEE CHARTER

This Conflicts Committee Charter (the “Charter”) has been adopted by the Company Board of Directors (the “Company Board”) of Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

I. Purpose

The Conflicts Committee (the “Committee”) of the Company Board is responsible for providing leadership and guidance to the Company Board and the Company regarding transactions or situations involving potential conflicts of interest between any member of the Company Group, on the one hand, and any member of Amneal Group, or any director, officer, employee or associate of any Amneal Group Member, on the other hand.

This Charter is intended to implement the provisions of the Third Amended and Restated Stockholders Agreement, dated as of November 7, 2023, by and among the Company, Amneal Intermediate Inc. and Amneal Group, as defined therein (as amended from time to time, the “Stockholders Agreement”). Capitalized terms used in this Charter but not otherwise defined have the meanings given to such terms in the Stockholders Agreement. In the event of any conflict between this Charter and the Stockholders Agreement, the provisions of the Stockholders Agreement shall prevail.

II. Term and Composition

The Committee shall exist until the first date on which Amneal Group ceases to beneficially own at least ten percent (10%) of the outstanding shares of the Company Common Stock.

The number of directors which constitute the Committee shall be determined by the Company Board from time to time. The Committee shall be comprised solely of Company Independent Directors appointed to serve on the Committee by a majority of the Company Independent Directors then serving on the Company Board. The Company Board shall elect or appoint a chairperson of the Committee (or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee). The members of the Committee shall serve for a term of one year or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the Company Independent Directors then serving on the Company Board. A majority of the Company Independent Directors then serving on the Company Board shall have the authority to fill vacancies or add additional members to the Committee.

III. Meetings and Procedure

The Committee shall meet as many times as it deems necessary or advisable to carry out its duties and responsibilities. The chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Committee member. A majority of the members of the Committee shall constitute a quorum.

Information and materials that are important to the Committee’s understanding of the agenda items and other topics to be considered at a Committee meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Committee to meet on short notice or if such materials contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

The Company shall make available to the Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Committee. Following each of its meetings, the Committee shall deliver a report on the meeting to the Company Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. Responsibilities and Duties of the Conflicts Committee

The Committee shall have the authority and responsibilities set forth in the Stockholders Agreement, the other Transaction Documents and as may otherwise be delegated to the Committee by the Nominating Committee or the Company Board from time to time. Such authority and responsibilities include but are not limited to:

A.

Review and report to the Company Board regarding potential conflicts of interest of directors and director nominees, and review the qualifications of directors and director nominees as Independent Directors and/or Company Independent Directors.

B.	Review and approval of certain Transfers of shares of Company Common Stock by an Amneal Group Member to third parties as required pursuant to Section 4.1(b) of the Stockholders Agreement.

C.	Review and approval of acquisitions of Company Common Stock by Amneal Group and certain other actions of Amneal Group.

D.

Determination of whether any transaction between any member of the Company Group, on the one hand, and any member of Amneal Group, or any director, officer, employee or associate of any Amneal Group Member, on the other hand, is a Related Party Transaction that must be reviewed and approved by the Committee in accordance with the criteria set forth in the immediately following sentence. Specifically, the Committee shall be responsible for the review and approval of the following:

a.

Any Related Party Transaction that (i) involves aggregate amounts above $2,500,000, measured by payments (together with all substantially related payments) to or from the Company Group, or (ii) is otherwise material (with materiality defined in a manner consistent with the Company’s SEC disclosure requirements) to the Company Group, taken as a whole, in any non-monetary respect;

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b.	Any material amendments or modifications to, or terminations of, any of the Transaction Documents; and

c.

Any material waivers, consents or elections of the Company’s or Amneal Pharmaceuticals LLC’s rights under any of the Transaction Documents (except as otherwise set forth in Section 4.2(a) of the Stockholders Agreement).

E.

Review and approval of any proposal by any Amneal Group Member of a transaction, or series of related transactions, reasonably expected to result in the acquisition of all of the Company Common Stock held by Other Stockholders, pursuant to Section 4.1(e) of the Stockholders Agreement.

F.	Determination of whether to impose a Blackout Period in accordance with Section 5.2 of the Stockholders Agreement.

G.	Review and approval of any material amendment or modification of the Stockholders Agreement, or any material waiver of any or all of the Company’s rights granted under the Stockholders Agreement.

H.	Enforcement of the Company’s rights under the Stockholders Agreement and the other Transaction Documents, at the Committee’s sole discretion, pursuant to Section 7.13 of the Stockholders Agreement.

I.

Approval of the Charter and any amendments, modifications or supplements hereto from time to time; provided that, any amendments, modifications or supplements of the Charter shall be approved by (x) seventy-five percent (75%) of the directors comprising the Company Board, (y) a majority of the Company Independent Directors then serving on the Company Board and (z) a majority of the Committee.

V. Advisors

The Committee shall be fully empowered to requisition reasonable assistance from employees of the Company, including legal and financial staff, to retain independent legal, financial and other advisors, at the Company’s expense, as the Committee deems necessary and to approve or not approve any transaction or other matter submitted to the Committee (and such non-approval shall be binding on the Company Board). The Committee shall have sole authority to approve related fees and retention terms.

VI. Delegation

Any duties and responsibilities of the Committee may be delegated to a subcommittee of the Committee.

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